Exhibit 107

Calculation of Filing Fee Tables

SC 13E3
(Form Type)

StarTek, Inc.
(Exact Name of Registrant as Specified in its Charter)

StarTek, Inc.
CSP Management II Limited
Stockholm Parent, LLC
Stockholm Merger Sub, Inc.
(Names of Persons Filing Schedule)

Table 1 to Paragraph (a)(7)
	Value of Transaction		Fee rate	Amount of Filing Fee
Fees to Be Paid	$74,587,062.20	(1)	0.00014760	$11,009.05	(2)
Fees Previously Paid	$74,587,062.20			$11,009.05	(3)
Total Transaction Valuation	$74,587,062.20
Total Fees Due for Filing				$0.00
Total Fees Previously Paid				$11,009.05	(3)
Total Fee Offsets				$11,009.05
Net Fee Due				$0.00

Table 2 to Paragraph (a)(7)

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Fee Paid with Fee Offset Source
Fee Offset Claims		PREM 14C	001-12793	November 3, 2023		$11,009.05
Fees Offset Sources	StarTek, Inc.	PREM 14C	001-12793		November 3, 2023		$11,009.05(3)

(1)
Solely for the purpose of calculating the filing fee, the aggregate value of the transaction was calculated as the sum of (a) 17,296,694 shares of StarTek, Inc.’s common stock, par value $0.01 per share (“Common Stock”) (which is the estimated number of shares of Common Stock entitled to receive the per share merger consideration) multiplied by the per share merger consideration of $4.30, and (b) 229,650 shares of Common Stock underlying outstanding and unexercised options to acquire shares of Common Stock that have an exercise price that is less than $4.30 multiplied by the per share merger consideration of $4.30 minus any applicable exercise price of the options. No restricted stock units, performance stock units or deferred stock units are outstanding.

(2)	The amount of the filing fee, calculated in accordance with Rule 0-11 of the Exchange Act, was calculated by multiplying $74,587,062.20 by 0.00014760.
(3)	StarTek, Inc. previously paid $11,009.05 upon the filing of its Preliminary Information Statement on Schedule 14C on November 3, 2023, in connection with the transaction reported hereby.